CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our report on the 2009 financial statements dated February 22, 2010, which is incorporated by reference in this Registration Statement (Form N-1A) of The Direxion Insurance Trust, comprising Dynamic VP HY Bond Fund, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 32 to the Registration Statement under the Securities Act of 1933 (File No. 333-93813).

/s/Ernst & Young LLP

New York, New York
April 29, 2010